[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.52

First Amendment to the Collaboration Agreement
This first amendment (the “Amendment) to the Collaboration Agreement dated December 22, 2006 (the “Agreement”) between Exelixis, Inc. (“Exelixis”) and Genentech, Inc. (“Genentech”) is made and entered into by Exelixis and Genentech effective March 13, 2008 (the “Amendment Effective Date”). All capitalized terms not expressly defined in this Amendment shall have the meaning assigned to them in the Agreement.
Whereas, Exelixis and Genentech are parties to the Agreement; and
Whereas, Exelixis and Genentech wish to make certain amendments to the Agreement;
Now, therefore, in consideration of the foregoing premises the Parties do hereby agree to amend the Agreement, effective as of the Amendment Effective Date, as follows:

1.	The following new Sections 1.75 through 1.77 are hereby added to the end of Article 1 of the Agreement:
1.75    “Development Plan Activities” means the activities directed toward achieving the primary, secondary, and exploratory objectives listed under the heading “Development Plan Activities” in Exhibit D.
1.76     “Opt-In Date” means the date on which Exelixis receives Genentech’s written notification of its decision to exercise its Opt-In right pursuant to Section 3.4(b).
1.77    “Transfer Date” means the date on which Exelixis notifies Genentech of the first occurrence of [ * ] MTD has been established consistent with the Development Plan Activities[ * ].

2.	Section 2.1(d) of the Agreement is hereby amended and restated as follows:
“(d) Decision Making. The JSC shall make decisions unanimously, with each Party’s representatives collectively having one (1) vote and at least one (1) representative from each Party present. In the event the JSC cannot reach an agreement regarding a decision within the JSC’s authority for a period of [ * ], then, except as otherwise set forth in this Section 2.1(d) below, for the Collaboration: (i) Exelixis shall make the final determination in its sole discretion if such decision is regarding the [ * ] of Collaboration Compound(s) prior to [ * ], provided that Genentech shall make the final determination in its sole discretion if such decision is regarding whether Exelixis [ * ] with respect to [ * ]; and (ii) Genentech shall make the final determination in its sole discretion if such decision is regarding the [ * ] of Licensed Product(s) [ * ] (although notwithstanding Genentech’s sole discretion under this Section, Genentech continues to be subject to [ * ]). Notwithstanding the foregoing, [ * ], Exelixis shall have final decision making authority for all matters relating to: (x) [ * ]; and (y) [ * ]. [ * ], Genentech will have final decision making authority for all matters related to the [ * ]. When either Party makes final determinations under this Section, that final determination shall be consistent with the terms of this Agreement. Disputes regarding matters not within the responsibilities of the JSC shall be resolved pursuant to Section 15.3.”

3.	Section 2.2(d) of the Agreement is hereby amended by replacing the phrase [ * ] with [ * ], and by replacing the phrase [ * ] with [ * ].

4.	Section 3.1 of the Agreement is hereby amended and restated as follows:

1.

“3.1    DC, TCP and Development Plan Activities. The Parties have agreed on the DC and TCP, which are attached as Exhibit B and Exhibit C to this Agreement, respectively. The Parties have also agreed on the Development Plan Activities described in Exhibit D to this Agreement. The DC, TCP and Development Plan Activities may be amended only by the Parties’ mutual written agreement. The Parties agree that the Existing Compound meets the DC and TCP. For other Collaboration Compounds, the JSC shall determine whether such Collaboration Compound has met the DC or TCP based on meeting all of the objective criteria set forth in Exhibit B or Exhibit C, respectively.”

5.	Section 3.2(a) of the Agreement is hereby amended and restated as follows:
“(a)    Development by Exelixis for Existing Compound. Exelixis shall, at its expense, use Diligent Efforts to conduct the Development Plan Activities, including the Initial Phase I Trial, as set forth on Exhibit D, as amended, until the Transfer Date. Except as expressly set forth in the Agreement, as amended, including, without limitation, in Section 3.5(c), 4.1(a), and 4.1(b), after the Transfer Date, Exelixis shall have no obligation to conduct any further development activities with respect to the Existing Compound, [ * ] pursuant to the terms of the Agreement.”

6.	The second sentence of Section 3.2(d) of the Agreement is hereby amended by: (1) replacing the phrase [ * ] with the phrase [ * ] and (2) replacing the phrase [ * ] with the phrase [ * ].

7.	Section 3.2(d) of the Agreement is amended by adding the following to the end of such section:
“[ * ], Exelixis will provide Genentech with [ * ] updates, including, without limitation, copies of the data generated by Exelixis pursuant to Section 3.2(a) (as amended), on the Initial Phase I Trial and other information and data generated in connection with the Development Plan Activities. In addition, [ * ], Genentech’s representatives on the JPT, or, in place of such representatives, an equivalent number of Genentech’s designees, [ * ]: (i) [ * ]; and (ii) [ * ]. [ * ], if Genentech has [ * ] with: (1) [ * ]; or (2) [ * ], then Exelixis’ representatives on the JPT, or, in place of such representatives, an equivalent number of Exelixis’ designees, may [ * ].”

8.	Section 3.2(f) of the Agreement is hereby amended and restated as follows:
“(f) Regulatory. Exelixis shall file and own all INDs for Collaboration Compounds that are the subjects of clinical trials to be carried out by Exelixis under this Agreement, subject to Section 3.5(b), and shall be responsible for the filing of any additional necessary regulatory documents in the Profit-Share Territory for such Collaboration Compounds during the period [ * ] for those Collaboration Compounds. If Genentech exercises its Opt-In right pursuant to Section 3.4 then Exelixis shall [ * ], and [ * ] for, any additional regulatory documents or filings, including any NDAs, with respect to any Licensed Product.”

9.	Section 3.4(a) of the Agreement is hereby amended and restated as follows:
“(a)    Performance of Development Plan Activities.” Exelixis shall use Diligent Efforts in performance of the Development Plan Activities set forth on Exhibit D, including [ * ]. Exelixis will notify Genentech promptly after [ * ] MTD for the Existing Compound is established consistent with the Development Plan Activities[ * ].”

10.	Section 3.4(b)(i) of the Agreement is hereby amended and restated as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“(i)    Genentech shall notify Exelixis in writing of its decision as to whether it will exercise its right to obtain a license for the development and commercialization of Licensed Product(s) containing any Collaboration Compound (“Opt-In”) by [ * ] (the “Initial Opt-In Expiration Date”).”

11.
Section 3.4(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows: “If, as of the Initial Opt-In Expiration Date, Genentech notifies Exelixis in writing of its decision to exercise its Opt-In right with respect to such Existing Compound, then: (A) Genentech shall obtain a license, pursuant to Section 7.1, to develop and commercialize such Existing Compound and any other Collaboration Compounds; and (B) all [ * ] Existing Compound will [ * ], but will [ * ]; provided, however, that Exelixis shall [ * ], under this Agreement. The Parties shall conduct further development activities and commercialization activities with respect to such Collaboration Compounds and the associated Licensed Products pursuant to this Agreement, with Genentech being the Party responsible for the further clinical development (after the Transfer Date) of all Collaboration Compound(s) and the commercialization of any Licensed Product(s) containing such Collaboration Compound(s).

12.	Section 3.4(b)(iv) is hereby added to the Agreement to read as follows:
“(iv)    If Genentech exercises its Opt-In right pursuant to Section, 3.4(b)(ii) and subsequently [ * ], to either (1) [ * ], or (2) [ * ], then [ * ], the [ * ] under this Agreement regarding [ * ], but will [ * ], and the [ * ]. Thereafter Genentech shall use reasonable efforts [ * ], and the Parties shall [ * ]. If Genentech [ * ].”

13.	Section 3.5(a) of the Agreement is hereby amended and restated in its entirety as follows:
“(a)    Effect of Opt-In; Protocol Amendment; Creation of Development Plan. Promptly after Exelixis receives Genentech’s notice of its decision to Opt-In pursuant to Section 3.4, Exelixis shall provide Genentech with a copy of the protocol for the Initial Phase I Trial. Should Genentech want to amend this protocol, Genentech will provide Exelixis with the terms of such amendment for review (the “Protocol Amendment”). The Parties understand and agree that any Protocol Amendment shall not [ * ]. Exelixis will provide, and Genentech will reasonably consider, any comments to the Protocol Amendment within [ * ] of receipt thereof. Provided the Parties mutually agree on such Protocol Amendment, such agreement not to be unreasonably withheld by either Party, Exelixis will file such amendment for Regulatory Approval. [ * ], each Party will use Diligent Efforts to transfer the conduct of the Initial Phase I Clinical Trial to Genentech so as to minimize any disruptions thereto. Thereafter, Genentech shall provide to Exelixis, through the JPT or JSC, a plan for the further development of that Collaboration Compound and the associated Licensed Product which shall be incorporated herein by reference (the “Development Plan”). Genentech has final decision-making authority regarding any Development Plan; the Development Plan shall reflect Genentech’s responsibility for the further clinical development (after the Transfer Date) of Collaboration Compound(s) in the Profit-Share Territory. Genentech may amend or update the Development Plan [ * ], and shall provide such updated Development Plan to [ * ] at scheduled meetings of the JSC, but no more frequently than annually. The Development Plan is [ * ].”

14.	Section 3.5(c) of the Agreement is amended and restated to read in its entirety as follows:
“(c)    Technical Assistance and Transfer. Exelixis shall transfer to Genentech the Information and documents described in subsections (i) -(iii) below; provided, however, that except for those documents expressly set forth on Exhibit D-1, Exelixis shall not have any obligation to transfer or provide copies of any Information or documents pursuant to subsections (i) and (ii) below that are [ * ] (e.g., [ * ]).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    Within [ * ], Exelixis shall, [ * ], transfer (or provide copies of, as applicable) to Genentech (or a Third Party designated by Genentech) the Information associated with [ * ], the Parties will meet and discuss in good faith the technical assistance from Exelixis reasonably required for Genentech to [ * ], and the commercially reasonable terms under which such technical assistance would be provided.
(ii)    Within [ * ], Exelixis shall, [ * ], disclose (and provide copies, as applicable) to Genentech the “Priority” documents identified on Exhibit D-1. Within [ * ], Exelixis shall, [ * ], disclose (and provide copies, as applicable) to Genentech the “Other” documents identified on Exhibit D-1. In addition, within [ * ], Exelixis shall, [ * ] disclose (and provide copies, as applicable) to Genentech any other Information, including [ * ].
(iii)    [ * ], Exelixis shall transfer to Genentech: (1) [ * ], with respect to Collaboration Compounds, [ * ]; (2) [ * ] with respect to any Collaboration Compound; (3) [ * ]; and (4) [ * ], all [ * ] such Collaboration Compounds.”

15.	Section 3.5(d) is amended and restated to read in its entirely as follows:
“(d)    Development Costs. If Genentech exercises its Opt-In rights under Section 3.4(b) or Section 3.4(c); then[ * ] Genentech shall bear one hundred percent (100%) of the Development Costs with respect to a Collaboration Compound and with respect to the associated Licensed Product incurred after the Transfer Date.”

16.	Section 4.1(a) of the Agreement is hereby amended and restated as follows:
“(a)    Exelixis shall be the Party responsible, [ * ], for the Manufacture of Collaboration Compound(s) to supply the Development Activities [ * ] or pursuant to an Exelixis Work Plan, either by itself or through one or more Third Parties (subject to Section [ * ]). Notwithstanding anything to the contrary in the Agreement, if [ * ], then Exelixis will be responsible, at [ * ]. In addition, within [ * ], at [ * ], Exelixis shall provide Genentech with [ * ] in accordance with the terms of this Agreement.”

17.	Section 4.1(b) of the Agreement is hereby amended and restated as follows:
“(b)    Except as otherwise agreed by the Parties, including as may be agreed pursuant to Section 3.5(c)(i), following the Opt-In Date Exelixis shall be relieved from any Manufacturing obligations for any Collaboration Compound, except for: (1) the requirement to provide Collaboration Compound for the Initial Phase I Clinical Trial as set forth in Section 4.1(a) above; (2) the requirement to [ * ]; and (3) the obligation to provide those quantities of Collaboration Compounds needed for Exelixis to perform Back-Up Work under an Exelixis Work Plan. Upon being relieved of its Manufacturing obligations, Exelixis shall, [ * ], use Diligent Efforts to transfer the Manufacturing-related activities for those Collaboration Compounds for which it no longer has Manufacturing obligations to Genentech, pursuant to a mutually agreeable transfer plan. In addition to the transfer of documents and Information as set forth under Section 3.5(c), such transfer shall include [ * ]. Where Genentech has taken over the responsibility for the Manufacture of any Collaboration Compound(s) and related Licensed Product(s), Genentech may carry out such responsibilities either by itself or through one or more Third Parties. Other than costs pursuant to carrying out the Manufacturing-related activities under the technological transfer consistent with Section 3.5(c) (which costs are borne by [ * ] pursuant to Section 3.5(c)), Fully Burdened Manufacturing Costs (as defined in the Financial Appendix, and expressly including Third Party suppliers) incurred by Genentech (including in connection with engaging Third Party suppliers) for Collaboration Compound(s) and/or Licensed Product(s) with be borne as follows: (i) if the product is for use in [ * ] (including [ * ]), such Fully Burdened Manufacturing Costs shall be deemed [ * ] and shall be borne [ * ]; (ii) if the product is for [ * ], such Fully Burdened

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Manufacturing Costs shall be borne [ * ]; and (iii) if the product is for [ * ], such Fully Burdened Manufacturing Costs shall be [ * ] and [ * ]”

18.
Section 7.1(e) of the Agreement is hereby amended by inserting the following phrase at the end of subsection (i)(2): “, including without limitation the Initial Phase I Trial (as set forth on Exhibit D)”

19.	Section 8.2(a) of the Agreement is hereby amended and restated in its entirety as follows:
“(a) if Genentech exercises its Opt-In right pursuant to Section 3.4(b), as amended, (i.e. with respect to an Existing Compound and all other Collaboration Compounds), Genentech shall make the following payments to Exelixis: (i) $3,000,000 within [ * ] of the Opt-In Date, and (ii) $7,000,000 within [ * ] following the enrollment of the first human subject in the first Phase II Clinical Trial for a Licensed Product containing the Existing Compound. For clarity, if Genentech [ * ]; provided, however, that Genentech shall [ * ] under this Agreement. Further, if Genentech [ * ], [ * ] Existing Compound.”

20.
The second sentence of Section 10.1(b) is hereby amended by inserting the phrase “; provided, however, that [ * ] shall have the right to use such Confidential Information of [ * ] to [ * ], under this Agreement.” at the end of such sentence.

21.	Exhibit D is hereby amended and restated in its entirety, as described in the attached Appendix.

22.
Except as expressly and unambiguously stated herein, no other changes are made to the Agreement or Genentech’s rights following an Opt-In, and all other terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions hereof and the Agreement, the provisions of this Amendment shall control. The Agreement and this Amendment contains the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements, understandings and arrangements between the Parties, whether written or oral with respect to such subject matter.

Signature page follows.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Accepted and Agreed:
GENENTECH, INC. By:
By:     Ashraf Hanna
Title:     VP Alliance Management
Date:     March 13, 2008

EXELIXIS, INC.
By:     /s/ George A. Scangos, PhD
Title:     President & CEO
Date:     March 13, 2008

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix
Exhibit D

o	[ * ]
The patient population for this study will be cancer patients with advanced solid tumors. Entry criteria are summarized below:
Inclusion Criteria for subjects in the Phase I Clinical Trial:

•
The subject has a histologically confirmed solid tumor that is metastatic or unresectable, and for which standard curative or palliative measures do not exist or are no longer effective, and there are no therapies known to prolong survival.

•	The subject has disease that is assessable by tumor marker, physical, or radiologic means.

•	The subject is ³18 years old.

•	The subject’s weight is ³55 kg and £120 kg.

•	The subject has an Eastern Cooperative Oncology Group (“ECOG”) performance status £2.

•
The subject has organ and marrow function as follows: absolute neutrophil count (“ANC”) ³1500/mm3, platelets ³100,000/ mm3, hemoglobin ³9 g/dL, bilirubin £1.5 mg/dL, serum creatinine £1.5 mg/dL or creatinine clearance ³60 mL/min, and alanine aminotransferase (“ALT”) and aspartate aminotransferase (“AST”) £2.5 times the upper limit of normal if no liver involvement, or £5 times the upper limit of normal with liver involvement.

•	The subject is capable of understanding and complying with the protocol and has signed the informed consent document.

•	Sexually active subjects (male and female) must use medically acceptable methods of contraception during the course of the study.

•	Female subjects of childbearing potential must have a negative pregnancy test at screening.

•
If a subject has received more than three prior regimens of cytotoxic chemotherapy, more than two biologic regimens, or more than 3000 cGy to ³25% of his or her bone marrow, the sponsor must determine subject suitability before enrollment.

•
The subject has had no other diagnosis of malignancy (unless non-melanoma skin cancer or a malignancy diagnosed ³5 years ago, and has had no evidence of disease for 5 years prior to screening for this study).

Exclusion Criteria or subjects in the Phase I Clinical Trial:

•	The subject has received anticancer treatment (e.g., chemotherapy, radiotherapy, cytokines, or hormones) within 30 days (6 weeks for nitrosoureas or mitomycin C) before the first dose of study drug.

•	The subject has received radiation to ³25% of his or her bone marrow within 30 days of study entry.

•
The subject has not recovered to grade £1 from adverse events (“AEs”) or to within 10% of baseline values due to investigational or other agents administered more than 30 days prior to study enrollment.

•	The subject has received another investigational agent within 30 days of the first dose of study drug.

•	The subject has known brain metastases.

•
The subject has an uncontrolled intercurrent illness including, but not limited to, ongoing or active infection, symptomatic congestive heart failure, unstable angina pectoris, cardiac arrhythmia, or psychiatric illness/social situations that would limit compliance with study requirements.

•	The subject is pregnant or breastfeeding.

•	The subject is known to be positive for the human immunodeficiency virus (“HIV”).

•	The subject has an allergy or hypersensitivity to components of the formulation.

•	The subject is unable or unwilling to abide by the study protocol or cooperate fully with the investigator or designee.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The dose for the first cohort will be selected based on published FDA guidelines, referenced as follows: “General Guide for Starting Dose Selection for a Cytotoxic Agent in Cancer Patients” (www.fda.gov/cder/cancer/docs/doseflow.pdf).
For the initial cohorts in study, XL518 drug substance will be provided in powder form accompanied by a pharmaceutically appropriate aqueous vehicle for oral administration as a solution and/or suspension (“PIB”). A solid oral dosage form will be developed and introduced in the Phase 1 clinical trial with appropriate PK and safety monitoring.
Following the initial cohort, additional subjects will be enrolled and receive higher doses of XL518 in order to establish MTD as outlined below.
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix
Exhibit D-1
Documents to be provided to Genentech by Exelixis [ * ] following a Genentech Opt-In:

o	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.